UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2026
CATERPILLAR INC.
(Exact name of registrant as specified in its charter)
Delaware	1-768	37-0602744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5205 N. O'Connor Blvd.,	Suite 100,	Irving,	Texas	75039
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code:		(972) 891-7700
Former name or former address, if changed since last report:			N/A

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol (s)	Name of each exchange which registered
Common Stock ($1.00 par value)	CAT	The New York Stock Exchange
5.3% Debentures due September 15, 2035	CAT35	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01. Regulation FD Disclosure.
As previously announced on November 4, 2025, Caterpillar Inc. (the "Company") realigned its organizational structure by moving its Rail division from the Power & Energy segment into the Resource Industries segment. The Company implemented this change effective January 1, 2026, to better reflect its organizational and operational structure and align with how our chief executive officer, who serves as the Company’s chief operating decision maker (CODM), assesses performance and allocates resources.

For informational purposes and to assist investors in making comparisons between historical and future financial information that will reflect the revised reporting segments, the Company has furnished selected historical, unaudited quarterly segment financial information reflecting this realignment. This information is furnished as Exhibit 99.1 to this Current Report on Form 8‑K and is also available on the Company’s investor relations website at http://investors.caterpillar.com.

Unaudited Historical Operating Segment Data

Exhibit 99.1 to this Current Report on Form 8-K reflects the impact of the Rail division realignment on the Company’s historical segment results on a continuing operations basis. The recast information also reflects certain segment reporting changes previously disclosed in the Company’s Form 10‑Q for the three and nine months ended September 30, 2025 and the 2025 Form 10-K, including transfers of specified responsibilities among segments.
•Responsibility for business strategy, product design, product management and development, manufacturing, marketing and sales, product support and sourcing of wear and maintenance components and related parts moved from All Other Segment to Resource Industries.
•Responsibility for business strategy, product design, product management and development, manufacturing and product support for electronics and control systems moved from Resource Industries to All Other Segment.
•Responsibility for research and development for autonomy and automation, electronics and software for machines and engines moved from Resource Industries to the All Other Segment.

The recast information remains subject to additional adjustments as the Company finalizes the new reporting structure related to the Rail division realignment. Investors are cautioned that this information is unaudited. The changes in reporting structure affect only the presentation of historical segment information and have no impact on the Company’s previously reported consolidated financial statements.

Certain updates made to previously communicated forward-looking statements made by the Company are furnished in Exhibit 99.2 to this Current Report on Form 10-K.

The information in this Current Report on Form 8-K, including Exhibit 99.1 and 99.2, should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities and Exchange Commission on February 13, 2026.

The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the“Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:
The following is furnished as an exhibit to this report:
	99.1	Unaudited Historical Financial Information
	99.2	Previously Communicated Forward-Looking Assumptions
	104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATERPILLAR INC.

March 26, 2026	By:	/s/ Derek Owens
Derek Owens Chief Legal Officer and General Counsel